UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐        Soliciting Material Pursuant to §240.14a-12

Nuveen Ohio Quality Municipal Income Fund (NUO)

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October 30, 2019

Dear Shareholder:

The Annual Meeting of Nuveen Ohio Quality Municipal Income Fund (NYSE:NUO) on December 5, 2019 is fast approaching. Help us stand up to a hedge fund out to make a quick profit at your expense: Vote “FOR” your Board-approved nominees and “AGAINST” the proposal to restructure your Board on the WHITE proxy card.

Your Fund is Under Attack. A hedge fund managed by Saba Capital Management, L.P. recently bought common shares of NUO. Under the guise of shareholder activism, Saba is trying to coerce your fund to take short-term actions that will profit the hedge fund’s investors but hurt long-term shareholders like you.

Your Income and Returns are At Risk. Saba is trying to elect three inexperienced individuals as trustees of your fund and to restructure your fund’s Board. If they are successful, you could be left with a smaller fund with higher expenses and diminished

VOTING IS EASY

1.  Online – log onto the website listed on the enclosed voting instruction form or proxy card and follow the instructions;

2.  Touch-Tone Phone – call the toll-free number on the enclosed voting instruction form or proxy card and follow the instructions; or

3·  Mail – sign, date and return the enclosed WHITE proxy card or voting instruction form in the enclosed envelope.

performance prospects, jeopardizing the attractive double tax-exempt distributions and total returns that Ohio residents rely on from their NUO investment.

Support Our Fight to Best Serve Your Interests. Your diverse and experienced Board is actively engaged in ensuring NUO delivers the investment experience you expect. Its efforts have resulted in:

•	Substantially lower fees and expenses;

•	A significant net asset value increase in 2018 from ongoing share repurchases;

•	Attractive current 3+% double tax-exempt distributions (6+% taxable equivalent); and

•	Superior total returns vs Lipper closed-end fund peers and lowest cost share class of Morningstar Ohio mutual fund peers for the trailing 1, 3, 5, and 10 year periods.

Saba is not looking out for your best interests; they are only interested in what will earn their hedge fund investors a quick profit. Support your Board’s ongoing efforts to enhance long-term shareholder value.

You control the future of your investment. We urge you to support your Board as it continues to take actions to deliver attractive double tax-exempt distributions and total returns.

Sincerely,

Terence J. Toth

Chair, The Board of Trustees

Nuveen Ohio Quality Municipal Income Fund

ACT NOW PROTECT YOUR NUO INVESTMENT

Vote “FOR” your Board-approved nominees and “AGAINST” Saba’s proposal to restructure your Board on the WHITE proxy card
DO NOT vote using any GOLD proxy card sent by Saba Capital: doing so will cancel your support for your Board

Yields as of 10/4/ 2019. Total returns as of 9/ 30/2019. Past performance is no guarantee of future results. Peers represented by Lipper Other States Municipal Debt and Morningstar Ohio Municipal Bond categories, in each case excluding Nuveen funds.